EXHIBIT 4.308
The taking of this document or any certified copy of it or any document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to any Loan Document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Loan Document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any email communication which refers to any Loan Document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Loan Document to an Austrian addressee.
DATED 16 NOVEMBER 2010
SIG COMBIBLOC LIMITED
AND
THE BANK OF NEW YORK MELLON
AS COLLATERAL AGENT

DEED OF CONFIRMATION AND AMENDMENT

THIS DEED is made the 16th day of November 2010
BETWEEN:
(1)	SIG COMBIBLOC LIMITED, a company incorporated in England and Wales with company number 01146077 (the “Chargor”); and

(2)	THE BANK OF NEW YORK MELLON in its capacity as collateral agent as appointed under the First Lien Intercreditor Agreement for the Secured Parties (the “Collateral Agent”)
WHEREAS:
(A)	The Chargor has entered into the debenture dated 2 December 2009 granted by SIG Combibloc Limited, in favour of the Collateral Agent (the “Debenture”) pursuant to both (i) a credit agreement dated as of 5 November 2009 (as subsequently amended) between among others Reynolds Group Holdings Inc., Reynolds Consumer Products Holdings Inc., Closure Systems International Holdings Inc., SIG Euro Holding AG & Co KGaA, SIG Austria Holding GmbH, Reynolds Group Holdings Limited, Closure Systems International BV, the other borrowers party thereto, the lenders from time to time parties thereto, and Credit Suisse AG as administrative agent (the “Credit Agreement”) and (ii) an indenture dated 5 November 2009 between Reynolds Group Escrow LLC, Reynolds Group DL Escrow Inc. and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and collateral agent, as modified, amended or supplemented from time to time (the “2009 Indenture”).

(B)	In connection with the Credit Agreement and the 2009 Indenture certain parties to both of those documents have entered into a first lien intercreditor agreement dated 5 November 2009 (as subsequently amended) between among others The Bank of New York Mellon as collateral agent and representative under the indenture, Credit Suisse AG as representative under the credit agreement, Wilmington Trust (London) Limited as an additional Collateral Agent and each grantor that are parties thereto, as subsequently amended (the “First Lien Intercreditor Agreement”).

(C)	The parties to the Credit Agreement have entered into an amendment agreement dated 30 September 2010 to amend the terms of the Credit Agreement (“Amendment No.3”).

(D)	Pursuant to an indenture (the “2010 Secured Notes Indenture”) dated 15 October 2010 and entered into between, among others, RGHL US Escrow I Inc., RGHL US Escrow I LLC and RGHL Escrow Issuer (Luxembourg) I S.A. (the “Escrow Issuers”) and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited as additional collateral agent, certain secured notes (the “2010 Secured Notes”) were issued by the Escrow Issuers. On or about the date of this agreement the 2010 Secured Notes shall be released from escrow and the obligations of the Escrow Issuers shall be assumed by the issuers under the 2009 Indenture.

(E)	The obligations in respect of the 2010 Secured Notes and any Senior Secured Note Documents (as defined therein) will or have been designated as “Additional Obligations” under, and in accordance with, section 5.02(c) of the First Lien Intercreditor Agreement (the “Secured Notes Designation”).

(F)	As a consequence of the execution of the 2010 Secured Notes Indenture it is necessary for the Chargor to make certain minor amendments to the Debenture, and enter into this Deed.
NOW THE PARTIES HEREBY AGREE:
1.	In this Deed (including its recitals), unless otherwise defined herein terms defined in the First Lien Intercreditor Agreement shall have the same meaning when used in this Deed.
2.	With effect from the date of this Deed, the Debenture shall be amended as follows:
(a)	In Clause 1.1 (Definitions) the following new definition of “2009 Issuers” shall be inserted in alphabetical order:

““2009 Issuers” means the “Issuers” under, and as defined in, the 2009 Senior Secured Note Indenture, including their successors in interest.”

(b)	In Clause 1.1 (Definitions) the following new definition of “2010 Issuers” shall be inserted in alphabetical order:

““2010 Issuers” means the “Issuers” under, and as defined in, the 2010 Senior Secured Note Indenture, including their successors in interest.”

(c)	In Clause 1.1. (Definitions) the following new definition of “Escrow Issuers” shall be inserted in alphabetical order:

““Escrow Issuers” means RGHL US Escrow I Inc., RGHL US Escrow I LLC and RGHL Escrow Issuer (Luxembourg) I S.A., including their successors in interest.”

(d)	In Clause 1.1 (Definitions) the following new definition of “2010 Senior Secured Note Indenture” shall be inserted in alphabetical order:

““2010 Senior Secured Notes Indenture” means the indenture dated 15 October 2010, among the Escrow Issuers and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent and Wilmington Trust (London) Limited as additional collateral agent, as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or modified from time to time and to which the 2010 Issuers have or will become a party as issuers by way of the Escrow Issuers merging into the 2010 Issuers.”

(e)	In Clause 1.1 (Definitions) the definition of “Senior Secured Note Indenture” shall be deleted in its entirety and replaced with the following:

““2009 Senior Secured Notes Indenture” means the Indenture dated 5 November, 2009, among the 2009 Issuers, the Note Guarantors (as defined therein) and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar, as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or modified from time to time.”

(f)	Clause 5.3.2 (Further Advances) shall be deleted in its entirety and replaced with the following:
“5.3.2	(a) Subject to the terms of the Loan Documents, each 2009 Issuer may issue Additional Notes (as defined in the 2009 Senior Secured Notes Indenture) and the obligations in respect of such Additional Notes will be deemed to be incorporated into this Debenture as if set out in this Debenture.

(b)Subject to the terms of the Loan Documents, each 2010 Issuer may issue Additional Notes (as defined in the 2010 Senior Secured Notes Indenture) and the obligations in respect of such Additional Notes will be deemed to be incorporated into this Debenture as if set out in this Debenture.”
3.	The Chargor confirms that, with effect from the date of this Deed, the Debenture shall continue in full force and effect as amended by this Deed and extends to the obligations in respect of the Credit Agreement as amended by the Amendment No.3 and to the obligations in respect of the new “Additional Agreements” as a result of the Secured Notes Designation.

4.	This Deed is supplemental to and shall be construed as one with the Debenture and all documents or instruments which are expressed to supplement the Debenture shall be construed accordingly.

5.	This Deed may be executed in two or more counterparts each of which shall be deemed an original but which together shall constitute one and the same instrument.

6.	This Deed and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

IN WITNESS whereof this Deed has been duly executed as a deed by the Chargors and understood by the Collateral Agent on the day and year first before written.

The Chargor

Signed as a deed by Helen Golding	) )
as attorney for	)
SIG Combibloc Limited	)
in the presence of:	)	/s/HELEN GOLING
Signature of witness      /s/Julia Keppe
Name of witness      Julia Keppe
Address of witness      Debevoise & Plimpton LLP, Tower 42, EC2N 1HQ
Occupation of witness       Solicitor

The Collateral Agent

Signed by THE BANK OF NEW YORK MELLON	) )
By:       /s/CATHERINE DONOHUE
Name:       Catherine Donohue
Address: The Bank of New York Mellon
                101 Barclay Street, Floor 4E, New York, NY 10286, USA
Fax: +1 212 815 5366
Attention: International Corporate Trust